FOR IMMEDIATE RELEASE

NORWOOD FINANCIAL CORP
ANNOUNCES SECOND QUARTER EARNINGS

Honesdale, Pennsylvania - July 22, 2016

Lewis J. Critelli, President and Chief Executive Officer of Norwood Financial Corp (Nasdaq Global Market-NWFL) and its subsidiary, Wayne Bank, announced earnings for the three months ended June 30, 2016 of $1,878,000.  This represents a decrease of $85,000, from the $1,963,000 earned in the similar period of 2015 due primarily to increases in operating expenses and the provision for loan losses.  Earnings per share (fully diluted) were $.51 in the 2016 period, decreasing from the $.53 earned in the similar period of 2015.  Annualized return on average assets for the three months ended June 30, 2016 was 0.99% with an annualized return on average equity of 7.28%.  Net income for the six months ended June 30, 2016 totaled $3,754,000, which is $250,000 lower than the same six-month period of last year due to a lower level of gains on security sales and an increased level of operating expenses.  Earnings per share (fully diluted) for the six months ended June 30, 2016 and 2015 totaled $1.02 and $1.08 per share, respectively.

Total assets as of June 30, 2016 were $767.8 million with loans receivable of $581.2 million, deposits of $584.3 million and stockholders' equity of $104.6 million.  Loans receivable increased $42.3 million since June 30, 2015 while total deposits increased $8.6 million over the past twelve months.  Stockholders' equity increased $4.7 million over the past year, due principally to the retention of earnings and an increase in accumulated other comprehensive income.

Non-performing assets, which include non-performing loans and foreclosed assets, totaled $6.6 million and represented 0.86% of total assets as of June 30, 2016 compared to $12.1 million, or 1.62% of total assets, as of June 30, 2015.  The allowance for loan losses totaled $5,798,000 as of June 30, 2016 and represented 1.00% of total loans outstanding, compared to $5,947,000 and 1.10% on June 30, 2015.

For the three months ended June 30, 2016, net interest income, on a fully taxable equivalent basis (fte), totaled $6,758,000, an increase of $369,000 compared to the similar period in 2015 due primarily to a $465,000 increase in interest income on loans.  Net interest margin (fte) for the 2016 period was 3.79% increasing from 3.68% for the similar period in 2015 due to a 10 basis point improvement in the yield on interest-earning assets.  The cost of interest-bearing liabilities decreased one basis point to 0.62%.  The improved margin reflects a $45.6 million increase in average loans outstanding.  The yield earned on securities also improved 13 basis points.  Net interest income (fte) for the six months ended June 30, 2016 totaled $13,292,000, which was $301,000 higher than the similar period in 2015.  The net interest margin (fte) was 3.74% in the 2016 period and 3.81% during the first six months of 2015.  Decreasing yields on loans contributed to the reduced net interest margin.

Other income for the three months ended June 30, 2016 totaled $1,223,000 compared to $1,133,000 for the similar period in 2015.  Net gains from securities sales increased $71,000 compared to the prior-year period.  For the six months ended June 30, 2016, other income totaled $2,290,000 compared to $2,412,000 in the 2015 period.  Gains on the sales of investment securities totaled $445,000 on sales of $23.4 million for the 2015 period compared to $270,000 on sales of $31.8 million in the 2016 period.

Other expenses totaled $4,528,000 for the three months ended June 30, 2016, an increase of $360,000 compared to the $4,168,000 reported in the similar period of 2015.

For the six months ended June 30, 2016, other expenses totaled $8,876,000 compared to $8,355,000 for the similar period in 2015, an increase of $521,000.

Mr. Critelli commented, "Our earnings for the first half of 2016 were in-line with projections.  Net interest income increased over the prior period and credit quality ratios continue to show improvement.  Our net interest margin exceeds peer banks, core operating expenses remain well controlled and our capital base remains above regulatory "well capitalized" targets.  We are focused on our pending acquisition of Delaware Bancshares, Inc., including the integration of twelve new community offices located in Delaware and Sullivan Counties, New York, into the Wayne Bank system.  All required regulatory and shareholder approvals have been received, and closing is expected in the third quarter of 2016.  For additional information on the transaction, please visit our website at www.waynebank.com/stockholder-services.  We continue to search out opportunities available to us and we look forward to serving our growing base of stockholders and customers."

Norwood Financial Corp., is the parent company of Wayne Bank, which operates fifteen offices throughout Wayne, Pike, Monroe and Lackawanna Counties, Pennsylvania.  The Company's stock is traded on the Nasdaq Global Market, under the symbol, "NWFL".

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 contains safe harbor provisions regarding forward-looking statements.  When used in this discussion, the words "believes", "anticipates", "contemplates", "expects", and similar expressions are intended to identify forward-looking statements.  Such statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from those projected.  Those risks and uncertainties include changes in federal and state laws, changes in interest rates, risks associated with the acquisition of Delaware Bancshares, Inc., the ability to control costs and expenses, demand for real estate, government fiscal policies, cybersecurity and general economic conditions.  The Company undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Measures

This release references tax-equivalent net interest income, which is a non-GAAP (Generally Accepted Accounting Principles) financial measure.  Tax-equivalent net interest income is derived from GAAP net interest income using an assumed tax rate of 34%.  We believe the presentation of net interest income on a tax–equivalent basis ensures comparability of net interest income arising from both taxable and tax-exempt sources and is consistent with industry practice.

The following reconciles net interest income to net interest income on a fully taxable equivalent basis:

	Three months ended June 30		Six months ended June 30
(dollars in thousands)	2016	2015	2016	2015

Net Interest Income	$6,394	$6,049	$12,569	$12,356
Taxable equivalent basis adjustment using 34% marginal tax rate	364	340	723	635
Net interest income on a fully taxable equivalent basis	$6,758	$6,389	$13,292	$12,991

Contact:	William S. Lance
Executive Vice President &
Chief Financial Officer
NORWOOD FINANCIAL CORP
570-253-8505
www.waynebank.com

NORWOOD FINANCIAL CORP.
Consolidated Balance Sheets
(dollars in thousands, except share data)
(unaudited)
	June 30
	2016	2015
ASSETS
Cash and due from banks	$8,171	$8,505
Interest-bearing deposits with banks	4,444	11,937
Cash and cash equivalents	12,615	20,442

Securities available for sale	129,721	151,304
Loans receivable	581,220	538,870
Less: Allowance for loan losses	5,798	5,947
Net loans receivable	575,422	532,923
Regulatory stock, at cost	2,228	2,240
Bank premises and equipment, net	6,328	6,555
Bank owned life insurance	19,082	18,551
Foreclosed real estate owned	5,414	1,382
Accrued interest receivable	2,289	2,340
Goodwill	9,715	9,715
Other intangible assets	237	334
Deferred tax asset	2,222	4,071
Other assets	2,556	1,664
TOTAL ASSETS	$767,829	$751,521

LIABILITIES
Deposits:
Non-interest bearing demand	$121,743	$107,610
Interest-bearing	462,516	468,004
Total deposits	584,259	575,614
Short-term borrowings	38,100	33,842
Other borrowings	36,579	37,211
Accrued interest payable	891	988
Other liabilities	3,409	3,948
TOTAL LIABILITIES	663,238	651,603

STOCKHOLDERS' EQUITY
Common Stock, $.10 par value, authorized 10,000,000 shares
issued: 2016: 3,724,668 shares, 2015: 3,718,018 shares	373	372
Surplus	35,430	35,268
Retained earnings	66,876	65,797
Treasury stock, at cost: 2016: 33,444 shares, 2015: 37,162 shares	(926)	(997)
Accumulated other comprehensive income	2,838	(522)
TOTAL STOCKHOLDERS' EQUITY	104,591	99,918

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$767,829	$751,521

NORWOOD FINANCIAL CORP.
Consolidated Statements of Income
(dollars in thousands, except per share data)
(unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
INTEREST INCOME
Loans receivable, including fees	$6,351	$5,924	$12,485	$11,985
Securities	878	950	1,768	1,974
Other	5	8	7	12
Total Interest income	7,234	6,882	14,260	13,971

INTEREST EXPENSE
Deposits	580	618	1,161	1,222
Short-term borrowings	37	16	77	29
Other borrowings	223	199	453	364
Total Interest expense	840	833	1,691	1,615
NET INTEREST INCOME	6,394	6,049	12,569	12,356
PROVISION FOR LOAN LOSSES	700	420	1,150	1,040
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	5,694	5,629	11,419	11,316

OTHER INCOME
Service charges and fees	604	622	1,178	1,194
Income from fiduciary activities	114	109	216	215
Net realized gains on sales of securities	205	134	270	445
Gains on sales of loans, net	18	12	47	30
Earnings and proceeds on life insurance policies	166	166	333	330
Other	116	90	246	198
Total other income	1,223	1,133	2,290	2,412

OTHER EXPENSES
Salaries and employee benefits	2,248	2,071	4,551	4,208
Occupancy, furniture and equipment	487	542	982	1,098
Data processing	255	201	526	435
Taxes, other than income	124	175	329	350
Professional fees	181	124	332	307
FDIC Insurance assessment	117	65	231	159
Foreclosed real estate owned	432	232	462	390
Other	684	758	1,463	1,408
Total other expenses	4,528	4,168	8,876	8,355

INCOME BEFORE TAX	2,389	2,594	4,833	5,373
INCOME TAX EXPENSE	511	631	1,079	1,369
NET INCOME	$1,878	$1,963	$3,754	$4,004

Basic earnings per share	$0.51	$0.53	$1.02	$1.09

Diluted earnings per share	$0.51	$0.53	$1.02	$1.08

NORWOOD FINANCIAL CORP.
Financial Highlights (Unaudited)
(dollars in thousands, except per share data)

For the Three Months Ended June 30	2016	2015

Net interest income	$6,394	$6,049
Net income	1,878	1,963

Net interest spread (fully taxable equivalent)	3.63%	3.53%
Net interest margin (fully taxable equivalent)	3.79%	3.68%
Return on average assets	0.99%	1.06%
Return on average equity	7.28%	7.80%
Basic earnings per share	$0.51	$0.53
Diluted earnings per share	$0.51	$0.53

For the Six Months Ended June 30

Net interest income	$12,569	$12,356
Net income	3,754	4,004

Net interest spread (fully taxable equivalent)	3.59%	3.66%
Net interest margin (fully taxable equivalent)	3.74%	3.81%
Return on average assets	0.99%	1.11%
Return on average equity	7.31%	8.01%
Basic earnings per share	$1.02	$1.09
Diluted earnings per share	$1.02	$1.08

As of June 30

Total assets	$767,829	$751,521
Total loans receivable	581,220	538,870
Allowance for loan losses	5,798	5,947
Total deposits	584,259	575,614
Stockholders' equity	104,591	99,918
Trust assets under management	134,126	134,732

Book value per share	$27.99	$27.40
Equity to total assets	13.62%	13.30%
Allowance to total loans receivable	1.00%	1.10%
Nonperforming loans to total loans	0.21%	2.00%
Nonperforming assets to total assets	0.86%	1.62%

NORWOOD FINANCIAL CORP.
Consolidated Balance Sheets (unaudited)
(dollars in thousands)
	June 30	March 31	December 31	September 30	June 30
	2016	2016	2015	2015	2015
ASSETS
Cash and due from banks	$8,171	$8,709	$9,744	$11,164	$8,505
Interest-bearing deposits with banks	4,444	254	266	552	11,937
Cash and cash equivalents	12,615	8,963	10,010	11,716	20,442

Securities available for sale	129,721	143,948	138,851	153,305	151,304
Loans receivable	581,220	565,787	559,925	543,536	538,870
Less: Allowance for loan losses	5,798	7,642	7,298	5,747	5,947
Net loans receivable	575,422	558,145	552,627	537,789	532,923
Regulatory stock, at cost	2,228	2,982	3,412	2,488	2,240
Bank owned life insurance	19,082	18,951	18,820	18,686	18,551
Bank premises and equipment, net	6,328	6,390	6,472	6,503	6,555
Foreclosed real estate owned	5,414	2,855	2,847	1,345	1,382
Goodwill and other intangibles	9,952	9,975	10,000	10,024	10,049
Other assets	7,067	7,895	7,466	7,473	8,075
TOTAL ASSETS	$767,829	$760,104	$750,505	$749,329	$751,521
	.	.	.	.
LIABILITIES
Deposits:
Non-interest bearing demand	$121,743	$113,225	$107,814	$115,313	$107,610
Interest-bearing deposits	462,516	447,266	443,095	456,040	468,004
Total deposits	584,259	560,491	550,909	571,353	575,614
Other borrowings	74,679	91,528	94,361	70,708	71,053
Other liabilities	4,300	5,387	4,237	5,328	4,936
TOTAL LIABILITIES	663,238	657,406	649,507	647,389	651,603

STOCKHOLDERS' EQUITY	104,591	102,698	100,998	101,940	99,918

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$767,829	$760,104	$750,505	$749,329	$751,521

NORWOOD FINANCIAL CORP.
Consolidated Statements of Income (unaudited)
(dollars in thousands, except per share data)
	June 30	March 31	December 31	September 30	June 30
Three months ended	2016	2016	2015	2015	2015
INTEREST INCOME
Loans receivable, including fees	$6,351	$6,135	$6,058	$5,958	$5,924
Securities	878	890	877	911	950
Other	5	1	1	3	8
Total interest income	7,234	7,026	6,936	6,872	6,882

INTEREST EXPENSE
Deposits	580	581	587	611	618
Borrowings	260	270	237	208	215
Total interest expense	840	851	824	819	833
NET INTEREST INCOME	6,394	6,175	6,112	6,053	6,049
PROVISION FOR LOAN LOSSES	700	450	2,820	720	420
NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES	5,694	5,725	3,292	5,333	5,629

OTHER INCOME
Service charges and fees	604	574	651	595	622
Income from fiduciary activities	114	102	99	126	109
Net realized gains on sales of securities	205	64	118	63	134
Gains on sales of loans, net	18	30	61	13	12
Earnings and proceeds on life insurance policies	166	167	167	167	166
Other	116	130	120	107	90
Total other income	1,223	1,067	1,216	1,071	1,133

OTHER EXPENSES
Salaries and employee benefits	2,248	2,303	2,152	2,175	2,071
Occupancy, furniture and equipment, net	487	495	511	473	542
Foreclosed real estate owned	432	31	475	47	232
FDIC insurance assessment	117	115	133	119	65
Other	1,244	1,405	1,403	1,256	1,258
Total other expenses	4,528	4,349	4,674	4,070	4,168

INCOME (LOSS) BEFORE TAX	2,389	2,443	(166)	2,334	2,594
INCOME TAX EXPENSE (BENEFIT)	511	567	(294)	557	631
NET INCOME	$1,878	$1,876	$128	$1,777	$1,963

Basic earnings per share	$0.51	$0.51	$0.04	$0.48	$0.53

Diluted earnings per share	$0.51	$0.51	$0.04	$0.48	$0.53

Book Value per share	$27.99	$27.88	$27.39	$27.42	$27.40

Return on average equity (annualized)	7.28%	7.33%	0.50%	6.95%	7.80%
Return on average assets (annualized)	0.99%	1.00%	0.07%	0.95%	1.06%

Net interest spread (fte)	3.63%	3.55%	3.58%	3.53%	3.53%
Net interest margin (fte)	3.79%	3.70%	3.73%	3.68%	3.68%

Allowance for loan losses to total loans	1.00%	1.35%	1.30%	1.06%	1.10%
Net charge-offs to average loans (annualized)	1.78%	0.08%	0.92%	0.68%	0.37%
Nonperforming loans to total loans	0.21%	1.21%	1.27%	1.69%	2.00%
Nonperforming assets to total assets	0.86%	1.28%	1.33%	1.40%	1.62%